Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-168923 and 333-168924 on Form S-8 and Registration Statement No. 333-165259 on Form S-4 of our report dated March 23, 2011, relating to the consolidated financial statements of Quad/Graphics, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Quad/Graphics, Inc. and subsidiaries for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
March 23, 2011